UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 2, 2023

Frontier Communications Parent, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-11001	86-2359749
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 Merritt 7, Norwalk, Connecticut	06851
(Address of Principal Executive Offices)	(Zip Code)

(203) 614-5600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FYBR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 2, 2023, Frontier Communications Parent, Inc. (the “Company”) entered into an agreement (the “Agreement”) with Ares Management LLC, ACOF Investment Management LLC, ASOF Investment Management LLC and ASSF Operating Manager IV, L.P., on behalf of themselves and certain of their affiliates specified in the Agreement (collectively, “Ares”), as a result of constructive discussions between the Company and Ares following its stock purchases between March 13, 2023 and March 29, 2023. As of the date of the Agreement, Ares beneficially owned 37,094,654 shares, or approximately 15.1%, of the outstanding shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), based on the number of shares of Common Stock outstanding on February 21, 2023.

Pursuant to the Agreement, Ares has agreed that, without the prior written consent of the Company, it will not directly or indirectly: (i) acquire, in the aggregate, beneficial ownership of more than 20.0% of the outstanding shares of Common Stock; (ii) enter into any commitment, agreement or arrangement with any third party regarding (x) any merger, acquisition, amalgamation, tender offer or exchange offer that requires approval of the Company’s stockholders, (y) any recapitalization, restructuring, reorganization, spin-off or similar transaction, in each case outside of the ordinary course of business and involving all or substantially all of the consolidated assets of the Company and its subsidiaries or (z) a sale of all or substantially all of the consolidated assets of the Company and its subsidiaries (clauses (x), (y) and (z), collectively, an “Extraordinary Transaction”), including any club, partnership or joint-bid with any third party with respect to an Extraordinary Transaction; (iii) initiate or otherwise publicly support any proxy contest or hostile tender offer or exchange offer with respect to any director election, change in the number or terms of directors, change in management or Extraordinary Transaction; (iv) form, join or otherwise participate in a “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, with respect to any voting securities of the Company; or (v) publicly propose any Extraordinary Transaction or publicly disclose an intent to propose any Extraordinary Transaction.

The Agreement will terminate on the later of (i) March 1, 2024 and (ii) the 10th business day following the date on which Ares beneficially owns no more than 15.0% of the outstanding shares of Common Stock, provided that Ares does not hold more than 15.0% of the outstanding shares of Common Stock at any point during such 10 business day period. The restrictions set forth in the Agreement will also automatically terminate upon the earliest of (a) the public announcement by the Company of a definitive agreement providing for an Extraordinary Transaction, (b) the close of business on the tenth business day following the date of a public proposal by a third party for an Extraordinary Transaction if the Company’s board of directors has not publicly made a recommendation to the Company’s shareholders with respect thereto as of such time and (c) the filing by the Company or any of its “significant subsidiaries” (as defined for purposes of Regulation S-X promulgated by the Securities and Exchange Commission (“SEC”)) of a bankruptcy petition under any applicable law.

The foregoing description of the material terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which will be filed as an exhibit to the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023 to be filed by the Company with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Frontier Communications Parent, Inc.

By:	/s/ Mark Nielsen
Name:	Mark Nielsen
Title:	Executive Vice President, Chief Legal and Regulatory Officer

Date: April 3, 2023